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                                                                                                         Exhibit 99
                                        Information Regarding Joint Filers

Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          December 1, 2006

Issuer Name and Ticker Symbol:      En Pointe Technologies Inc. (ENPT)

Names:            Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are
jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of En Pointe Technologies Inc..


ZEFF HOLDING COMPANY, LLC        ZEFF CAPITAL PARTNERS I, L.P                                SPECTRUM GALAXY FUND LTD.

                                 By:  Zeff Holding Company, LLC, as general partner


By:                              By:                                                         By:
         -----------------------        ----------------------------------------------------       ---------------------------------
         Name:  Daniel Zeff             Name:  Daniel Zeff                                         Name:  Dion R. Friedland
         Title:     Manager             Title:     Manager                                         Title:     Director


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